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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-06007, Form S-8 No. 333-08323, Form S-3 No. 33-53252, Form
S-3 No. 33-34303, Form S-3 No. 33-35301, Form S-3 No. 33-41916, Form S-3 No.
33-82618, Form S-3 No. 33-63841, Form S-8 No. 33-34304, Form S-8 No. 33,
60969, Form S-8 No. 63537, Form S-3 No. 333-36637, Form S-3 No. 333-48205 and
Form S-3 No. 333-48217) of National Media Corporation and the related prospectuses of our report dated June 29, 1998 with respect to the consolidated financial statements and schedule of National Media Corporation included in this Annual Report (Form 10-K) for the year ended March 31, 1998.

                                                     Ernst & Young LLP


Philadelphia, Pennsylvania
July 7, 1998